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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 APRIL 17, 2003


                               MRO SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)



         MASSACHUSETTS                  0-23852                  04-2448516
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


                       100 CROSBY DRIVE, BEDFORD, MA 01730
              (Address of principal executive offices and zip code)


               Registrant's telephone number, including area code:
                                 (781) 280-2000

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ITEM 9. REGULATION FD DISCLOSURE.

Announcement of Results of Operations for Second Quarter
--------------------------------------------------------

On April 17, 2003, the Company announced its results of operations for the quarter ended March 31, 2003.

A copy of the Company's press release dated April 17, 2003 is attached as
Exhibit 99 hereto.

In its press release, the Company announced its earnings per share (EPS) on a GAAP and on a pro forma basis. As presented by the Company, pro forma net loss for the second quarter of fiscal year 2002 is adjusted to exclude the amortization of acquired technology, goodwill and other intangibles and its related tax effects. Pro forma net income for the corresponding period of fiscal 2003 is adjusted to exclude the amortization of acquired technology and other intangibles and its related tax effects. As a result of the Company's implementation of Statement of Financial Accounting Standards No. 142 as of October 1, 2002, the Company no longer amortizes goodwill. Management believes that such pro forma EPS is useful to investors, first because it is important for investors to receive information in a form that is consistent with the Company's past practice, and second because the Company's amortization of acquired technology and other intangibles expense is substantially fixed, and is relatively large in comparison with the absolute value of the Company's operating income. The Company believes that by focusing on the impact of expenses that are to a greater extent subject to control by the Company's management, pro forma EPS provides investors with a more direct perspective on the performance of the Company and its management.

The foregoing information is furnished under Item 9 and Item 12 of Form 8-K.

ITEM 7. EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
------         ----------------------
  99           Press Release issued by MRO Software, Inc. on April 17, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2003                       MRO SOFTWARE, INC.

                                           /s/ Craig Newfield
                                           ------------------------------------
                                           By: Craig Newfield
                                           Title: V.P., General Counsel & Clerk


                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
------         ----------------------
  99           Press Release issued by MRO Software, Inc. on April 17, 2003